Exhibit 99.1

CHP Merger Corp. Announces the Separate Trading of its Shares of Class A Common Stock and Warrants Commencing January 10, 2020

New York, January 9, 2020—CHP Merger Corp. (Nasdaq: CHPMU) (the “Company”) announced that, commencing January 10, 2020, holders of the units sold in the Company’s initial public offering of 30,000,000 units, completed on November 26, 2019, may elect to separately trade the shares of Class A common stock and warrants included in the units. Those units not separated will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CHPMU,” and the shares of Class A common stock and warrants that are separated will trade on Nasdaq under the symbols “CHPM” and “CHPMW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

The units were initially offered by the Company in an underwritten offering. J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC acted as book-running managers of the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on November 21, 2019.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering was made only by means of a prospectus, copies of which may be obtained for free from the SEC website at www.sec.gov or by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, phone: 866-803-9204, email: prospectus-eq_fi@jpmchase.com; Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, Eleven Madison Avenue, New York, NY 10010, or by telephone at (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014, email: prospectus@morganstanley.com.

About CHP Merger Corp.

CHP Merger Corp. is a Special Purpose Acquisition Vehicle formed by an affiliate of Concord Health Partners (“Concord”).  While the Company may pursue an initial business combination in any sector, it intends to focus its search on target businesses in the healthcare or healthcare-related industries in the United States. Concord, a healthcare-focused investment firm with a strategic approach that aligns interests between investors and portfolio companies, is primarily focused on investing in companies that have the potential to enhance the value of care through technologies and solutions that lower costs, improve quality and/or expand access to care.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Contacts

Investor Contact
James Olsen
info@concordhp.com

Media Contact
Steve Bruce / Taylor Ingraham
ASC Advisors

sbruce@ascadvisors.com / tingraham@ascadvisors.com